UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2007

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On November 28, 2007, OraSure Technologies, Inc. (the “Company”) will host an Analyst Day meeting in New York, New York, at the NASDAQ MarketSite at Times Square. At the meeting the Company’s senior executive team will make presentations to analysts using slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.1. The fact that these presentation materials are being furnished should not be deemed an admission as to the materiality of any information contained therein. The information contained in the slides is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission filings and other public announcements that the Company has made or may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Slide show presentation to be used by OraSure Technologies, Inc. on November 28, 2007

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: November 28, 2007	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Slide show presentation to be used by OraSure Technologies, Inc. on November 28, 2007